CHANGE IN CONTROL AGREEMENT

This agreement is dated      ,      , and is between HALOZYME THERAPEUTICS, INC., a Delaware corporation (the “Company,” “us,” “we” or “our”), and      (“you” or “your”).

The Board of Directors of the Company (the “Board”) considers it essential to foster the continued employment of key executives. The Board believes it is in the best interests of the Company and its stockholders to have your continued dedication, notwithstanding the possibility, threat, or occurrence of a Change in Control of the Company (as defined below).

Consequently, in consideration of the mutual covenants contained in this agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. “At Will” Employment. You agree that you will continue to be an “at will” employee, as defined under applicable law, of the Company’s operating subsidiary, Halozyme, Inc. As such, your employment may be terminated at any time for any or no reason without liability, except as otherwise provided in this agreement or any other employee benefit plan in which you participate immediately before your termination of employment. Nothing in this agreement confers on you any right to continued employment or restricts our right to terminate your employment at any time for any or no reason.

2. Change in Control Termination.

(a) Payments and Benefits. If we terminate your employment without Cause, or if you resign for Good Reason, on or within 12 months after a Change in Control (as each capitalized term is defined below), we shall provide you the following:

(i)	Your annual base salary earned through the date of termination and any vested accrued benefits, to the extent not previously paid or deferred under a tax-qualified or nonqualified deferred compensation arrangement, to be paid in a lump sum within the time periods mandated by applicable law after your termination of employment (“Accrued Obligations”);

(ii)	Subject to Section 2(b) below, an amount equal to [1.5/2] times your then-current annual base salary (as determined without regard to any diminution thereof that gave rise to Good Reason), to be paid in a lump sum no later than 30 days after your termination of employment;

(iii)	Subject to Section 2(b) below, we shall continue to provide you (and, if applicable, your spouse and eligible dependents), at the Company’s expense, with substantially similar coverage under our group health plans, in which you (or they) participated immediately before your termination of employment, for a period of [12/18] months after your termination of employment; on the condition that this continued coverage will cease if, before the end of the [12/18]-month period, you become eligible to participate in another employer-provided group health plan providing substantially similar coverage; and

(iv)	Subject to Section 2(b) below, we shall cause 100% of all equity awards granted to you on or after the date of this agreement to become fully vested, exercisable, and nonforfeitable upon your termination of employment; except to the extent that this acceleration of vesting would disqualify a payment intended to qualify as “performance-based compensation” (as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended and any regulations and Treasury guidance promulgated thereunder (the “Code”)) from being so qualified.

(v)	Notwithstanding anything to the contrary in this agreement, if we terminate your employment without Cause, or if you resign for Good Reason, before a Change in Control, and if you reasonably demonstrate that your termination of employment (A) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (B) otherwise arose in connection with or anticipation of the Change in Control, then for purposes of this Section 2(a), your termination of employment will be deemed to have occurred on the Change in Control.

(b) Release. You agree that any payment or benefit provided under this agreement not otherwise required by law is conditioned upon your execution and delivery to us of a general release of claims, in form and substance acceptable to us, before any payment or benefit becomes payable. No payment or benefit not otherwise required by law will be paid before the general release of claims becomes effective upon the expiration of any applicable revocation period.

(c) Cause. “Cause” means, solely for purposes of this agreement as determined in good faith by the Board, which determination will be conclusive, your:

(i)	conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude;

(ii)	fraud on or misappropriation of any funds or property of ours, any affiliate, customer, or vendor;

(iii)	personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty that involves personal profit;

(iv)	willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company;

(v)	illegal use or distribution of drugs;

(vi)	violation of any Company rule, regulation, procedure, or policy; or

(v)	breach of any provision of any employment, nondisclosure, nonsolicitation, or other similar agreement executed by you for the benefit of the Company.

(d) Change in Control. “Change in Control” means, solely for purposes of this agreement, the earliest to occur of a (i) Change in Ownership of the Company, (ii) Change in Effective Control of the Company, or (iii) Change in the Ownership of Assets of the Company, as described herein and construed in accordance with Code Section 409A.

(i)	A “Change in Ownership of the Company” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the stock of the Company that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of the Company or to cause a Change in Effective Control of the Company (as described below). An increase in the percentage of stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii)	A “Change in Effective Control of the Company” shall occur on the date a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.

(iii)	A “Change in the Ownership of Assets of the Company” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

In construing this definition of Change in Control, the following rules apply:

(i)	A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the stock of the Company in a registered public offering.

(ii)	Persons will be considered to be “Persons Acting as a Group” (or “Group”) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(iii)	For purposes of this Section 2(d), fair market value shall be determined in good faith by the Board.

(iv)	A Change in Control shall not include a transfer to a related person as described in Section 409A or a public offering of capital stock of the Company.

(v)	For purposes of this Section 2(d), Code Section 318(a) applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(e) Good Reason. “Good Reason” means, solely for purposes of this agreement, without your consent, any of the following conditions:

(i)	a material diminution in your annual base salary;

(ii)	a material diminution in your title, position, duties, or responsibilities, or the assignment to you of duties that are materially inconsistent with the scope of duties and responsibilities associated with your position immediately before the Change in Control;

(iii)	a material diminution in the authority, duties, or responsibilities of the supervisor to whom you are required to report;

(iv)	a material diminution in the budget over which you retain authority;

(v)	any requirement by the Company that you physically relocate from your current work location to another work location 30 or more miles away; or

(vi)	any other action or inaction that constitutes a material breach by us of our obligations under this agreement;

so long as you notify us no later than 90 days after the existence of any of these conditions and we fail to cure the condition within 30 days after receipt of the notice. Notwithstanding the foregoing, no Good Reason exists unless your termination of employment occurs no later than one year after the initial existence of any condition listed in this Section 2(e).

3. Death; Disability. If your employment terminates by reason of death or “permanent and total disability” (as defined under Code Section 22(e)(3)) within 12 months after a Change in Control or otherwise, we shall have no obligation to you or your legal representatives under this agreement, except for (a) payment of Accrued Obligations (which we shall pay to you or your estate or beneficiary, as applicable, within the time period mandated by applicable law after you die or become disabled); and (b) continuation coverage required under Code Section 4980B or analogous state continuation coverage laws.

4. Exclusivity of Payments and Benefits. This agreement supersedes all prior agreements you may have with us regarding compensation or benefits that may become payable in connection with a change in control of the Company (whether or not the change in control constitutes a Change in Control), including any provision contained in any employment agreement, offer letter, or change-in-control agreement. You acknowledge and agree that any payments received pursuant to this agreement shall be in lieu of any payments the Company would otherwise make to you under the Company’s general severance policy, as such policy may be revised, amended or administered from time to time. Except as otherwise provided in this Section 4, nothing in this agreement will prevent or limit your continuing or future participation in any Company plan, policy, or practice for which you may qualify.

5 Limitation on Payments and Benefits.

(a) Tax Liability. You shall bear all expense of, and be solely responsible for, all federal, state, local, or non-U.S. taxes due with respect to any payment received under this agreement, including, without limitation, any excise tax imposed by Code Section 4999.

(b) Modified Cut-Back Rule. Notwithstanding anything to the contrary in this agreement, if any payment or benefit to be paid under this agreement (“Contract Payments”), together with any other payment or benefit that you have the right, in connection with a Change in Control or the termination of your employment, to receive from us or from any entity that is a member of an “affiliated group” (as defined under Code Section 1504(a) without regard to Code Section 1504(b)) of which we are a member (collectively with the Contract Payments, the “Total Payments”), constitutes an “excess parachute payment” (as defined under Code Section 280G(b)), the Total Payments will be reduced to the extent necessary to prevent any portion of the Total Payments from becoming nondeductible by the Company under Code Section 280G or subject to the excise tax imposed under Code Section 4999 but only if, by reason of such reduction, the net after-tax benefit received by you will exceed the net after-tax benefit that you would receive if no such reduction was made. For this purpose, “net after-tax benefit” means (i) the total of all payments and the value of all benefits which you receive or are then entitled to receive from the Company that would constitute “excess parachute payments” within the meaning of Code Section 280G, less (ii) the amount of all federal, state, and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to you (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in clause (i) above by Code Section 4999.

(c) Determination Process. The determination of whether it is necessary to decrease a payment or benefit to be paid under this agreement must be made in good faith by a nationally recognized accounting firm (the “Accounting Firm”) selected by the Company. This determination will be conclusive and binding upon you and the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, we shall appoint another nationally recognized accounting firm to make the determination required under this agreement (in which case, that accounting firm will be referred to as the “Accounting Firm” under this agreement). We shall bear all fees of the Accounting Firm. If a reduction is necessary, you will have the right to designate the particular payment or benefit to be reduced or eliminated so that no portion of the payment or benefit to be paid to you will be an excess parachute payment subject to the deduction limits under Code Section 280G and the excise tax under Code Section 4999. However, no payment of “deferred compensation” (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) may be reduced to the extent that a reduction can be made to any payment or benefit that is not “deferred compensation.”

6. Section 409A Compliance.

(a) This agreement is intended to comply with, or otherwise be exempt from, Code Section 409A.

(b) We shall undertake to administer, interpret, and construe this agreement in a manner that does not result in the imposition on you of any additional tax, penalty, or interest under Code Section 409A.

(c) If the Company determines in good faith that any provision of this agreement would cause you to incur an additional tax, penalty, or interest under Code Section 409A, the Company and you shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A or causing the imposition of such additional tax, penalty, or interest under Code Section 409A.

(d) The preceding provisions, however, will not be construed as a guarantee by the Company of any particular tax effect to you under this agreement. We shall not be liable to you for any payment or benefit paid under this agreement that is determined to result in an additional tax, penalty, or interest under Code Section 409A, nor for reporting in good faith any payment or benefit made under this agreement as an amount includible in gross income under Code Section 409A.

(e) Any reimbursement of expenses of or any provision of in-kind benefits to you, as specified under this agreement, is subject to the following conditions: (i) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year do not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Code Section 105(b); (ii) we shall reimburse an eligible expense no later than the end of the year after the year in which you incurred the expense; and (iii) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(f) “Termination of employment,” “resignation,” or words of similar import, as used in this agreement means your “separation from service” (as defined under Code Section 409A) for purposes of any payment or benefit under this agreement that is a payment of deferred compensation subject to Code Section 409A.

(g) If a payment obligation under this agreement arises on account your separation from service while you are a “specified employee” (as defined under Code Section 409A and determined in good faith by the Board), any payment of “deferred compensation” (as defined under Treasury regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury regulation Sections 1.409A-1(b)(3) through (b)(12)) that is scheduled to be paid within 6 months after your separation from service will accrue without interest and will be paid within 15 days after the end of the 6-month period beginning on the date of your separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of your estate following your death.

7. Successors. This agreement is personal to you and may not be assigned other than by will or the laws of descent and distribution without our prior written consent. This agreement inures to the benefit of and is enforceable by your representatives. Likewise, this agreement inures to the benefit of and is binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this agreement, the term “Company” shall mean both the Company as defined above and any such successor.

8. Notices. All notices and other communications hereunder must be in writing and must be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the employee:

To the Company’s address of record for the employee.

If to the Company:

Halozyme Therapeutics, Inc.

Attention: Chief Financial Officer/Chair of Compensation Committee

11388 Sorrento Valley Road

San Diego, California 92121

or to any other address as either party shall have furnished to the other in writing in accordance with this Section 8. Notice is effective when actually received by the addressee.

9. Severability. The invalidity or unenforceability of any provision of this agreement will not affect the validity or enforceability of any other provision of this agreement.

10. Withholding. We may withhold from any amount payable under this agreement federal, state, local, or non-U.S. taxes required to be withheld under applicable law.

11. Amendment; Waiver. No provision of this agreement may be modified, waived, or discharged except by a writing signed by both parties. The failure of either party to insist upon strict compliance with any provision of this agreement or assert any right either party may have hereunder does not constitute a waiver of the provision or right under this agreement.

12. Applicable Law. This agreement is governed by the laws of the State of California, without reference to principles of conflict of laws, as these laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

13. Counterparts. This agreement may be executed in two or more counterparts and via facsimile, each being an original and all of which, when taken together, is deemed one instrument.

[Signature page follows]

HALOZYME THERAPEUTICS, INC.

By:__________________________

Name:_______________________

Title:________________________

EMPLOYEE: